EXHIBIT H

        CENTRAL AND SOUTH WEST CORPORATION
          CONSOLIDATED RETAINED EARNINGS
               As of March 31, 1999
                    (UNAUDITED)



                                           (millions)

Retained Earnings at Beginning of Year       $1,823
    Net income
          CSW International Two, Inc.            27
          Non-exempt entities                    18
     Deduct:  Dividends paid                    (93)
                                           =========
Retained Earnings at March 31, 1999          $1,775
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